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                                                                    Exhibit 3(e)

                              AMENDED AND RESTATED
                                    BYLAWS OF
                                IBT BANCORP, INC.

ARTICLE I. STOCK

     Section 1. Certificate of Shares. The certificate of shares of capital stock of the corporation shall be in such form as shall be approved by the Board of Directors and as required by law.

     Section 2. Transfer of Shares. Shares of capital stock shall be transferred upon the books of the corporation upon endorsement of the certificates representing such shares by the registered holder thereof or his or her authorized attorney, and surrendered to the secretary for cancellation, or as otherwise permitted by law.

     Section 3. Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued upon proof of loss by the registered holder or his or her legal representative. The Board of Directors may require a bond of indemnity in a form satisfactory to them as a condition thereof.

ARTICLE II. SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

     Section 2. Special Meeting. Special meetings of the shareholders may be called by the President or the Secretary and shall be called by either of them on the request, in writing or by vote, of a majority of the directors or the shareholders of record. Every such special meeting shall be called with not less than ten (10) days notice before the time fixed for the meeting.

     Section 3. Notice of Meeting. Written notice of the time, place and purpose or purposes of the shareholders meeting shall be mailed to each shareholder at his or her last known address, as the same appears upon the stock record of the company not less than ten (10) nor more than sixty (60) days prior to the meeting.

     Section 4. Quorum of Shareholders. At any meeting of the shareholders, the holders of a majority of all the voting shares of the capital stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend without further notice other than the announcement at such meeting, and when a quorum shall be

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present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Proxy and Voting.

     (a) A shareholder of record may vote at any meeting either in person or by proxy.

     (b) A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

     (c) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to Subsection
(a) of this section, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

          (1) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

          (2) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

     (d) A copy, facsimile telecommunications, or other reliable reproductions of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

     Section 6. Waiver of Notice. Attendance in person or by proxy shall constitute waiver of notice of the meeting except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of a meeting.

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     Section 7. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the corporation at least 120 calendar days before the date of the corporation's proxy statement for the prior year. In the event that no annual meeting was held in the prior year or the date of the annual meeting for the current year has been changed by more than 30 days from the date of the prior year's meeting, notice by the shareholder to be timely must be received by the corporation not later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting or (ii) 10 calendar days after the public announcement of the date of the meeting is first made.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business described to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and why it is deemed by the shareholder to be beneficial to the corporation (b) the name and record address of the shareholder(s) proposing such business, (c) the class and number of the corporation's shares which are beneficially owned by such shareholder(s), (d) any material interest of such shareholder(s) in such business, and (e) if so requested by the corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
Section 14 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if the chairman should so determine, he or she shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

     Section 8. Nominations for Director. Nominations for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors and given authority by the Board of Directors to make such nominations or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors at the meeting of shareholders called for

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that purpose, provided that such shareholder has complied with the notice procedures set forth in this section. Nominations by shareholders shall be made in writing and shall be delivered to or mailed and received by the president of the corporation not less than 120 calendar days in advance of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. All nominations by shareholders other than those for incumbent directors, shall contain the following information:

     (a) the name and record address of the shareholder giving notice;

     (b) the class and number of the corporation's shares which are beneficially owned by such shareholder;

     (c) the name and business and residence addresses of the nominee;

     (d) the reason for the nomination and a description of all arrangements or understandings among the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

     (e) a description of the qualifications and business or professional experience of the nominee;

     (f) the principal occupation or employment of the nominee;

     (g) the class and number of the corporation's shares that are beneficially owned by such nominee;

     (h) a statement signed by the nominee indicating his or her willingness to serve if elected; and

     (i) to the extent reasonably available to the shareholder, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section, and each nominee must also meet all additional qualifications for directors which may be adopted from time to time by the Board of Directors or shareholders or as set forth in any nominating committee charter. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not

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so declared in accordance with the procedures prescribed by these Bylaws, and if such chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III. DIRECTORS

     Section 1. Number and Eligibility. The management of the business and affairs of the corporation shall be vested in a Board of not less than five (5) who shall hold office for the term for which they are elected, or until their successor or successors are elected and qualified, or until their resignation, death or removal. At each annual meeting, before proceeding with the election of directors, the Board of Directors shall designate the number of directors based on the foregoing limitations, that are to be elected for the ensuing year; provided that at all times a majority of the members of the Board of Directors shall consist of individuals who are not employees of the corporation or any affiliated entity. Moreover, a minimum of five (5) directors shall be "independent directors" as defined in NASD Rule 4200(a)(15). The Board of Directors may fill any vacancy that occurs in the Board by death, resignation or otherwise; however, when a vacancy reduces the membership of the Board to less than five (5) in number, the remaining directors shall forthwith fill such vacancy in order to maintain a Board of at least five (5) directors.

     Commencing with the annual election of directors by the shareholders in 1994, the directors shall be divided into three classes, as nearly equal in number as possible, and the term of office of the first class shall expire at the 1995 annual meeting of shareholders, the term of office of the second class shall expire at the 1996 annual meeting of shareholders, and the term of office of the third class shall expire at the 1997 annual meeting of shareholders, or, in each case, until their successors shall be duly elected and qualified. At each annual meeting commencing in 1995, a number of directors equal to the number of the class whose term expires at the time of the meeting reduced as provided in the first paragraph of this section) shall be elected to hold office until the third succeeding annual meeting of shareholders or for such shorter term designated by the Board of Directors so as to keep the classes of directors as nearly equal in number as possible.

     Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and such places as the directors from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the president. The president shall be required to call a special meeting upon written request of any three (3) directors. All calls for special meetings shall indicate the purpose or purposes for which a special meeting is requested. Due notice of any special meetings, which may be waived, shall be given by the secretary by telephone, telegram or other writing not later than 24 hours preceding the meeting. Attendance at a meeting shall act as waiver of notice.

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     Section 3. Quorum. A majority of the directors elected and qualified shall constitute a quorum for the transaction of all business, except such matters as require an affirmative vote of two-thirds of the members of the Board.

     Section 4. Designation of Committees. The Board of Directors may, from time to time, by resolution adopted by a majority of the actual number of directors elected and qualified, designate from among its members an Audit Committee, a Nominating Committee, and one or more other committees, each of which to the extent provided in resolutions of the Board of Directors or the committee charter, if any, may exercise all the authority of the Board of Directors except as limited by law, these Bylaws or the Articles of Incorporation. Each committee shall consist of such number of directors as from time to time may be fixed by the Board of Directors or as specified in the committee's charter. Members of each committee may be designated from time to time by the Board of Directors. Any committee may be abolished or re-designated from time to time by the Board of Directors. However, no committee shall have authority to: (i) declare a distribution or dividend or to authorize the issuance of shares; (ii) amend the Articles of Incorporation or amend or repeal these Bylaws; (iii) adopt an agreement of merger or share exchange;
(iv) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (v) recommend to the shareholders a dissolution of the corporation or a revocation thereof; or (vi) fill vacancies in the Board of Directors.

     (a) Audit Committee. The Audit Committee shall consist of at least three
(3) members who are all "independent directors," as defined in NASD Rule 4200(a)(15), with the actual number being set from time to time by the full Board of Directors by majority vote. The Audit Committee, except as otherwise provided in any resolution of the Board of Directors or the Audit Committee Charter, if any, shall have and may exercise the authority of the Board of
Directors: to recommend to the Board of Directors the selection of the corporation's independent auditor; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; to review the financial condition of the corporation; to monitor and evaluate the integrity of the corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation's internal controls in connection with such risks and exposures; and to engage in such other activities as may be delegated to it from time to time by the Board.

     (b) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three members who are all "independent directors," as defined in NASD Rule 4200(a)(15), with the actual number being set from time to time by the full Board of Directors by majority vote. The Nominating Committee, except as otherwise provided in any resolution of the Board of Directors or the Corporate Governance Committee Charter, if any, shall have and may exercise the authority of the Board of
Directors: to make recommendations to the Board of Directors with respect to electing directors and

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filling vacancies on the Board of Directors; to review and make recommendations to the Board of Directors with respect to the organization, structure, size, composition and operation of the Board of Directors and its committees; to evaluate the performance of the officers of the corporation and, together with management, select and recommend to the Board of Directors appropriate individuals for election, appointment and promotion as officers of the corporation; and to engage in such other activities as may be delegated to it from time to time by the Board.

     (c) Committee Charters and Proceedings. Each committee may, subject to approval of the Board of Directors, adopt a charter specifying the number of members, any qualifications of members, and the duties and responsibilities of its members. Each committee may also fix its own rules of procedure and may meet at such place (within or without the State of Michigan), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     (d) Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or any subsequent resolution of the Board of Directors, at all meetings of any committee the presence of members constituting a majority of the total membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any committee shall act only as a committee, and the members of any committee shall have no power to act individually.

     (e) Resignations. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     (f) Removal. Any member of any committee may be removed from the position as a member of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     (g) Vacancies. If any vacancy shall occur in any committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by majority vote of the entire Board of Directors.

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     Section 5. Vacancies. Vacancies in the Board of Directors may be filled by the remaining members of the Board and each person so elected shall be a director until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify or until his or her resignation, death or removal.

     Section 6. Retirement of Directors. Members of the Board of Directors will retire from the Board at the completion of the month in which they attain seventy (70) years of age.

     Section 7. Electronic Meetings. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or other means of remote communication, through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE IV. OFFICERS

     Section 1. Officers. The officers of this corporation shall consist of a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. The Board of Directors may elect or appoint such other officers and agents as they shall deem necessary for the transaction of business of the corporation. Officers' terms of office shall be for one year or until their successors are elected and qualified, or until their resignation or removal.

     Section 2. Duties of Officers. The officers of the corporation shall be charged with such duties and authority as provided by these Bylaws or otherwise designated by the Board of Directors.

     Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The chairman of the board shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may from time to time prescribe.

     Section 4. Vice Chairman of the Board. A vice chairman may be selected by the Board of Directors. The vice chairman shall perform all duties incident to the office, and such other duties as may be delegated to him by or at the direction of the Board of Directors.

     Section 5. President. The president shall be the chief executive officer and shall, subject to the powers of the Board of Directors, supervise and control the business, affairs and property of the corporation and have general charge over its officers, agents and employees. The president shall, in the absence of the chairman of the board and vice chairman of the board, preside at all meetings of

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the shareholders and of the Board of Directors at which he or she is present and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 6. Vice President. In case the office of the president shall become vacant by death, resignation or otherwise, or in case of the absence of the president or his or her disability to discharge the duties of his or her office, such duties shall, for the time being, devolve upon the vice president who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him or her to do.

     Section 7. Treasurer. The treasurer shall have custody and keep account of all money, funds and property of the corporation unless otherwise determined by the Board of Directors and he or she shall render such accounts and present such statements to the directors and president as may be required of him or her. He or she shall deposit all funds of the corporation which may come into his or her hands in such bank or banks as the Board of Directors may designate. He or she shall keep his or her bank accounts in the name of the corporation and shall exhibit his or her books and accounts at all reasonable times to any director of the company upon application at the office of the company during business hours. He or she shall pay out money as the business may require upon the order of the properly constituted officer or officers of the corporation taking proper vouchers therefore; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the treasurer to other officers and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be signed. He or she shall perform, in addition, such other duties as may be delegated to him or her by the Board of Directors.

     Section 8. Secretary. The secretary of the corporation shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he or she shall attend to the giving and receiving of all notices of the corporation; he or she shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct; all of which shall, at all reasonable times, be open to the examination of any director upon application at the office of the secretary, and in addition, he or she shall perform such other duties as may be delegated to him or her by the Board of Directors.

     Section 9. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V. EXECUTION OF INSTRUMENTS

     When the execution of any contract, conveyance or other instruments has been authorized without specification of the executing officers, the chairman of the

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board, president, any vice chairman or any vice president, and the secretary may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents of this corporation or any of its subsidiaries or affiliates who shall have authority to execute any instrument on behalf of this corporation.

ARTICLE VI. FISCAL YEAR

     The corporation's fiscal year shall be the calendar year unless otherwise determined by the Board of Directors.

ARTICLE VII. AMENDMENTS TO BYLAWS

     Those provisions of these Bylaws providing for a classified Board of Directors (currently Article III. Section 1) and the provisions of this sentence may be amended or repealed only by vote of the holders of a majority of shares of common stock of the corporation. Except as provided in the immediately preceding sentence, the Bylaws of the corporation may be amended by a two-thirds affirmative vote of the Board of Directors or by a majority vote of the shareholders at any regular meeting, or special meeting called for that purpose, upon prior notice of the proposed action.

Approved 04/27/04